Exhibit 99.1

BioDelivery Sciences Announces Closing of $50 Million Equity Financing and

Appointment of Peter Greenleaf as Chairman of the Board

Raleigh, North Carolina – May 22, 2018 — BioDelivery Sciences International, Inc. (NASDAQ: BDSI) today announced it has closed its previously announced $50 million registered direct offering of newly designated Series B Non-Voting Convertible Preferred Stock. The offering closed on May 21, 2018, yielding net proceeds of $48.9 million to BDSI.

As previously announced, as part of the financing closing, Broadfin Capital Managing Partner Kevin Kotler joined BDSI’s board, along with pharmaceutical industry veterans Todd Davis and Peter Greenleaf, who were selected by Broadfin.

Furthermore, Peter Greenleaf has been named as Chairman of the BDSI Board of Directors effective immediately. Mr. Greenleaf is currently the Chief Executive Officer of Cerecor, Inc. (NASDAQ: CERC), and previously served as the Chief Executive Officer of Sucampo Pharmaceuticals, Inc. through its sale to Mallinckrodt PLC in February 2018. Dr. O’Donnell will remain as member of the board of directors and the Company would like to recognize him for his many years of service as Chairman.

“I welcome the opportunity to lead the BDSI Board of Directors at a very exciting time in the company’s evolution and behind a new CEO, a newly reconstituted Board, and a significantly strengthened balance sheet,” said Peter Greenleaf. “I look forward to working collaboratively with the Board and management to build shareholder value and to take the company to the next level.”

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the satisfaction of the closing conditions to the offering and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results and performance of the financing and new Board chairman described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control). BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL, and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2018 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Mary Coleman

BioDelivery Sciences International, Inc.

919-582-9050

mcoleman@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com